Exhibit 99.1

Nordstrom 401(k) Plan
Employer ID No: 91-0515058
Plan Number: 001

Report of Independent Registered Public Accounting Firm and
Financial Statements as of December 31, 2015 and 2014
and for the Year Ended December 31, 2015,
with Supplemental Information

NORDSTROM 401(k) PLAN
PLAN YEAR ENDED DECEMBER 31, 2015
All other schedules required by Section 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Retirement Committee and Participants of
Nordstrom 401(k) Plan

We have audited the accompanying statements of net assets available for benefits of the Nordstrom 401(k) Plan (the "Plan") as of December 31, 2015 and 2014, and the related statement of changes in net assets available for benefits for the year ended December 31, 2015. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2015 and 2014, and the changes in net assets available for benefits for the year ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.
The supplemental information included in Schedule H, line 4(i) – Schedule of Assets (Held at End of Year) as of December 31, 2015 has been subjected to audit procedures performed in conjunction with the audit of the Plan's financial statements. The supplemental information is the responsibility of the Plan's management. Our audit procedures included determining whether the supplemental information reconciles to the financial statements or the underlying accounting and other records, as applicable and performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information, we evaluated whether the supplemental information, including its form and content, is presented in conformity with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplemental information included in Schedule H, line 4(i) – Schedule of Assets (Held at End of Year) is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Moss Adams LLP
Seattle, Washington
June 10, 2016

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NORDSTROM 401(k) PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

	December 31,
	2015	2014
Assets
Participant-directed investments at fair value (see Note 3: Fair Value Measurements)	$2,549,074	$2,652,645
Employer contributions receivable	59,879	81,652
Notes receivable from participants	92,938	90,846
Accrued income and broker receivable	3,206	2,016
Other assets	2,340	1,964
Total assets	2,707,437	2,829,123

Liabilities
Administrative expenses and other payables	1,251	1,127
Excess contributions payable to participants	1,170	1,232
Due to broker for securities purchased	3,386	161
Total liabilities	5,807	2,520

Net assets available for benefits	$2,701,630	$2,826,603
The accompanying Notes to Financial Statements are an integral part of these financial statements.

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NORDSTROM 401(k) PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

Plan year ended	December 31, 2015
Additions
Contributions
Employer contributions	$59,879
Participant contributions	118,965
Total contributions	178,844

Investment income (loss)
Net depreciation in fair value of investments	(191,790)
Interest and dividends	71,105
Total investment income (loss)	(120,685)

Total additions	58,159

Deductions
Benefit payments to participants	181,776
Administrative expenses and other	4,460
Total deductions	186,236

Decrease in net assets	(128,077)
Transfer from other qualified plan	3,104
Net decrease in net assets after transfer	(124,973)

Net assets available for benefits at beginning of year	2,826,603
Net assets available for benefits at end of year	$2,701,630
The accompanying Notes to Financial Statements are an integral part of these financial statements.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

NOTE 1: DESCRIPTION OF THE PLAN
The Nordstrom 401(k) Plan (the "Plan"), as amended, was originally established on January 1, 1953 and is a defined contribution plan. The 2014 Restatement of the plan document, which incorporated plan amendments filed since 2008, modified the name of the Plan effective January 1, 2015 from the Nordstrom 401(k) Plan and Profit Sharing.
The following description of the Plan's provisions is for informational purposes only and does not bind the Plan. Participants should refer to the Plan documents for a more complete description of the Plan's provisions.
General
The Plan covers substantially all eligible employees of Nordstrom, Inc. and its participating subsidiaries (the "Company"). For Company contributions, participation begins on the first of the month coinciding with or following the first anniversary of the employee's original hire date. For elective salary deferrals (401(k) contributions), participation begins on the employee's hire date. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").
The Plan contains eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the Internal Revenue Code ("IRC"). Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of their original hire date with a salary deferral contribution equal to 2% of eligible compensation. Employees have the option to elect a zero percent salary deferral or to change their salary deferral percentage at any time in accordance with the Plan.
For the Plan years ended December 31, 2015 and 2014, to qualify for Company contributions, eligible participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan year. The "last day" requirement is waived if the participant terminates employment due to retirement, disability or death.
Plan Year
The Plan operates on a calendar year ending on December 31st. References to 2015 and 2014 relate to the Plan years ended December 31, 2015 and December 31, 2014, respectively.
Trustees and Administrator of the Plan
The asset trustees of the Plan are Mercer Trust Company (all assets except the Nordstrom Target Retirement Date Funds) and The Bank of New York Mellon (Nordstrom Target Retirement Date Funds only).
The Plan is administered by the Company in conjunction with the Nordstrom Retirement Committee (the "Plan Administrator"), a committee appointed by the Company's Board of Directors (the "Board"). Mercer Human Resource Services provided administrative services in 2015 and in 2014.
Plan Contributions
Contributions to the Plan are made through employee contributions, including catch-up contributions, Company contributions and participant rollover contributions.
Employee Contributions— Eligible employees may elect to defer eligible compensation on a pre-tax basis, an after-tax (Roth) basis or a combination of both. The maximum elective salary deferral is 50% for non-highly compensated employees and 16% for highly compensated employees. However, that percentage can be reduced for highly compensated employees as required to satisfy applicable non-discrimination testing requirements. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis, an after-tax (Roth) basis or a combination of both. For all employees, the Internal Revenue Service ("IRS") limited participant contributions to a maximum of $18 in 2015 and $17.5 in 2014. For those age 50 and over, the IRS limited participant contributions to a maximum of $24 in 2015 and $23 in 2014.
Company Contributions— The Company intends to match employee contributions dollar for dollar up to 4% of the participant's eligible compensation, at the discretion of the Board. Catch-up contributions are not eligible for matching contributions. In March 2016, the Company funded matching contributions to the Plan of $59,879 related to 2015. Depending on Company performance and at the discretion of the Board, the Company may also make an additional profit-based matching contribution of up to 50 cents per dollar on the first 4% of eligible compensation contributed. There was no profit-based matching contribution for 2015.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

The Company's Board of Directors also has discretion to make a Company profit sharing contribution each year. This contribution amount is determined based on years of service, eligible compensation and an adjustment factor. In 2014, the Board approved replacing profit sharing contributions with the additional profit-based matching contribution described above.
Participant Rollover Contributions— Participants who have received a withdrawal from another eligible retirement plan or traditional Individual Retirement Account ("IRA") may roll over all or part of that amount into the Plan. Participants may not roll over amounts from a Roth IRA into the Plan.
Investments
Participants are able to direct the investment of their accounts (including employee and Company contributions) among various funds. The funds as of December 31, 2015 include a variety of mutual funds, common/collective trust ("CCT") funds, Company common stock and separately managed target retirement date funds. The available funds are regularly reviewed by the Plan Administrator and are subject to change at any time.
Participation in Investment Activity
Individual accounts are credited daily with a pro-rata share of investment income or loss experienced by the respective funds into which their account balances have been directed. This income or loss is included in net depreciation in fair value of investments on the Statement of Changes in Net Assets Available for Benefits.
Vesting in the Plan
Employees who terminate employment due to retirement, disability or death are 100% vested in their Plan accounts, regardless of years of service. The Plan defines "retirement" as age 60 or older for the purposes of vesting. On termination of employment for reasons other than retirement, disability or death, the amounts credited to the accounts of participants are vested as follows:
Employee Contributions— Employee contributions (salary deferral, catch-up and rollover contributions) are always 100% vested.
Company Matching Contributions— Company matching contributions, including the profit-based matching contribution, for employees vest as follows:

Years of Service Completed	Vesting Percentage
Less than one	0%
One	33%
Two	67%
Three or more	100%
Company Profit Sharing Contributions— Participants were immediately 100% vested in Company profit sharing contributions.
Forfeitures
When a participant terminates, the unvested portion of the participant's account represents a forfeiture, unless the participant resumes service with the Company within five years. At December 31, 2015 and 2014, forfeited unvested accounts were $869 and $1,072. Forfeitures of unvested Company matching contributions from terminated participant accounts can be used to offset Company matching contributions or to pay Plan administrative expenses, as determined by the Plan Administrator. In March 2016 and February 2015, the Plan used forfeitures of $847 and $1,089 to offset the 2015 and 2014 employer contributions, respectively.
Benefit Payments
On termination of service, a participant (or participant's beneficiary in the case of death) may elect to roll over the value of the vested interest in his or her account to another qualified plan, to receive the value as a lump-sum distribution or elect to remain in the Plan, if the vested account balance exceeds $1. These distributions are subject to required distributions under Section 401(a)(9) of the IRC. When an active participant reaches age 59½ and continues to work for the Company, the participant is eligible to receive a partial or full distribution of their retirement benefits.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Participant Loans (Notes Receivable from Participants)
Participants may borrow a minimum of $1 from their account up to a maximum that is equal to the lesser of:

•	50% of their vested account balance, less the balance of any other outstanding loans from the Plan as of the loan request date, or

•	$50 less the highest outstanding principal balance of any loans during the one-year period immediately preceding the loan request date.
Loan terms are a maximum of five years or, if for the purchase of a principal residence, up to 20 years. The loans are secured by the balance in the participant's account. The interest rate for a loan is determined at the time it is approved. The rate will be the prime rate as reported by the Wall Street Journal on the last business day of the prior month, plus 1%. Interest rates for participant loans outstanding at December 31, 2015 range from 4.25% to 10.5% with various maturities through December 2035. Principal and interest is paid through payroll deductions, following the participant's semi-monthly or weekly payroll cycle. A participant may have a maximum of two loans outstanding at any one time.
Participants may make monthly loan repayments during approved leaves of absence. Alternatively, payment obligations may be suspended during approved leaves of absence not longer than one year and during periods of qualified military service. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan Administrator. If the participant does not make a payment within 90 days of the due date, the loan balances will be deemed distributed and become taxable income to the participant.
Other Assets
Other assets are primarily composed of amounts recorded at the cash surrender value of participants' life insurance policies. The option to purchase life insurance was terminated in May 1992, however, the Plan still holds previously purchased life insurance for participants. At December 31, 2015 and 2014, life insurance accounts totaled $1,818 and $1,964.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP").
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities. Actual results could differ from those estimates and assumptions.
Risks and Uncertainties
The Plan holds various investment instruments, including, but not limited to, common stock, debt securities, mutual funds and CCTs. Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and such changes could materially affect participants' account balances and the amounts reported in the financial statements.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Investment Valuation and Income Recognition
The Plan's investments are held by the trustees and are recorded at fair value as follows:

•	Common stock is valued at quoted market prices as of the last trading day of the Plan year.

•	Shares of mutual funds are valued at quoted market prices as of the last trading day of the Plan year.

•
CCTs are measured using the net asset value ("NAV") practical expedient of the CCT as reported by the CCT managers. The NAV practical expedient is based on the fair value of the underlying assets owned by the CCT, less its liabilities, and divided by the number of units outstanding.

•
Investments in debt securities are valued using the market approach and observable inputs, such as observable trade prices, multiple broker/dealer quotes, related yield curves and other assumptions about the securities.

•
Self-directed brokerage accounts allow participants to invest all or a portion of their account in investments of their choice. The fair value is based on the underlying investments, which may include common stock, mutual funds, debt securities and CCTs.

•
The Nordstrom Target Retirement Date Funds hold underlying investments which include common stock, mutual funds, debt securities and CCTs. The fair values of the Nordstrom Target Retirement Date Funds are valued based on the underlying investments.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on an accrual basis. Dividends are recorded when earned.
Net realized gains or losses on investment sales represent the difference between the sale proceeds and cost of the investments, or the adjusted market price. Net unrealized appreciation or depreciation on investments held at the end of the Plan year represents the net change in fair value of investments during the year. The Statement of Changes in Net Assets Available for Benefits presents the net appreciation or depreciation in fair value of investments, which consists of realized and unrealized gains and losses.
Notes Receivable from Participants
Participant loans are included in notes receivable from participants on the Statements of Net Assets Available for Benefits and are measured at their unpaid principal balance plus any accrued unpaid interest. Delinquent participant loans are recorded as distributions based on the terms of the Plan document.
Benefit Payments
Benefits are recorded when paid. Amounts allocated to former participants who have withdrawn from the Plan, but have not yet been paid as of December 31, 2015 and 2014 were $530 and $892.
Administrative Expenses
Substantially all of the administrative expenses, including recordkeeping, trustee and other fees, incurred in connection with the Plan are paid by the Plan through an allocation to participant accounts.
Subsequent Events
The Plan monitors significant events occurring after the balance sheet date and prior to the issuance of the financial statements to determine the impacts, if any, of events on the financial statements to be issued. The Plan has evaluated subsequent events through the date which the financial statements are issued.
Effective January 1, 2016, Just Jeffrey, Inc. and JSK Enterprises, Inc. became participating employers of the Nordstrom 401(k) Plan. Prior to this date, these employers participated in the Perfect Fit 401(k) Plan ("Perfect Fit"). Participant account balances within the Perfect Fit plan were transferred into the Nordstrom 401(k) Plan on December 31, 2015 and included in transfer from other qualified plan on the Statement of Changes in Net Assets Available for Benefits.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Recent Accounting Pronouncements
In May 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2015-07, Disclosures for Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent). This ASU removes the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the NAV per share practical expedient. It also removes the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the NAV per share practical expedient. Those disclosures are limited to investments for which the entity has elected to measure the fair value using that practical expedient. The Plan elected to early adopt this ASU and has implemented the guidance on a retrospective basis to all periods presented, therefore prior periods were retrospectively adjusted.
In July 2015, the FASB issued ASU No. 2015-12, Plan Accounting. The new pronouncement is a three-part standard which (1) designates contract value as the only measurement amount for fully benefit-responsive investment contracts, (2) simplifies and increases the effectiveness of plan investment disclosure requirements, and (3) provides employee benefit plans with a measurement-date practical expedient. The Plan elected to early adopt this ASU and has implemented the guidance on a retrospective basis to all periods presented, therefore prior periods were retrospectively adjusted.
NOTE 3: FAIR VALUE MEASUREMENTS
The Plan discloses its assets that are measured at fair value in the Statements of Net Assets Available for Benefits by level within the fair value hierarchy as defined by applicable accounting standards:
Level 1: Quoted market prices in active markets for identical assets or liabilities
Level 2: Other observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3: Unobservable inputs that cannot be corroborated by market data that reflect the reporting entity's own assumptions
The following tables set forth by level within the fair value hierarchy, a summary of the Plan's investments that were measured at fair value on a recurring basis as of December 31, 2015 and 2014. There have been no changes in the methodologies used at December 31, 2015 and 2014.

	December 31, 2015
	Level 1	Level 2	Total
Fair value hierarchy:
Equity securities	$478,148	$—	$478,148
Debt securities	—	111,138	111,138
Mutual funds	1,247,665	—	1,247,665
Brokerage securities	17,774	3,300	21,074
Other	730	—	730
Total assets in fair value hierarchy	$1,744,317	$114,438	$1,858,755
Investments measured at NAV practical expedient			690,319
Total participant-directed investments at fair value			$2,549,074

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

	December 31, 2014
	Level 1	Level 2	Total
Fair value hierarchy:
Equity securities	$579,462	$—	$579,462
Debt securities	—	107,881	107,881
Mutual funds	1,469,616	—	1,469,616
Brokerage securities	15,671	3,127	18,798
Other	53	—	53
Total assets in fair value hierarchy	$2,064,802	$111,008	$2,175,810
Investments measured at NAV practical expedient			476,835
Total participant-directed investments at fair value			$2,652,645
The Plan's NAV funds are primarily composed of CCT's, which are measured daily and may be redeemed daily with no restrictions related to the redemption notice period.
The Plan did not have any Level 3 measurements as of December 31, 2015 and 2014. During 2015, there were no transfers in or out of Levels 1, 2 or 3.
Within the fair value hierarchy, brokerage securities were reclassified from a Level 2 to Level 1 due to a reassessment of the inputs available. The Plan also reclassified other investments into brokerage securities to conform to the current year presentation.
NOTE 4: PARTY-IN-INTEREST TRANSACTIONS
Mercer Trust Company has been the trustee of all assets of the Plan since January 1, 2005, with the exception of the Nordstrom Target Retirement Date Funds. A related entity, Mercer HR Services, LLC, provides recordkeeping and other administrative services to the Plan. The Bank of New York Mellon has been the trustee of the Nordstrom Target Retirement Date Funds since inception of these funds on September 6, 2011. Accordingly, Mercer Trust Company, and its affiliate, and The Bank of New York Mellon are each a party-in-interest with respect to the Plan.
As of December 31, 2015, Plan investments included units held in a collective trust which is managed by The Bank of New York Mellon. Transactions with this entity qualify as exempt party-in-interest transactions. Fees paid by the Plan to The Bank of New York Mellon were $416 for 2015. Fees paid by the Plan to Mercer Trust Company were $1,530 for 2015.
As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. As of December 31, 2015 and 2014, the Plan held 5,101 and 4,709 shares of Nordstrom common stock, with a cost basis of $185,222 and $143,125. The Plan recorded dividend income of $29,797 during 2015.
NOTE 5: FEDERAL INCOME TAX STATUS
The IRS has determined and informed the Company by a letter dated June 12, 2014, that the Plan is designed in accordance with applicable sections of the IRC. Although the Plan has been amended since the date of the latest determination letter, the Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the IRC, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan's financial statements.
GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. The Plan Administrator has concluded that as of December 31, 2015 and 2014, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions. The IRS is in process of conducting an examination of the 2013 Plan year. The Plan Administrator believes it is no longer subject to income tax examinations for years prior to 2012.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

NOTE 6: PLAN TERMINATION
Although it has not expressed an intention to do so, the Company reserves the right to suspend, discontinue or terminate the Plan at any time subject to the provisions set forth in ERISA. The Company may determine whether a suspension or discontinuance of contributions will or will not constitute termination of the Plan.
In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustees shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.
NOTE 7: EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS
The Plan is subject to certain non-discrimination rules under ERISA and the IRC. For 2015 and 2014, the Plan failed certain of the non-discrimination tests under the IRC due to lower contribution percentages by non-highly compensated eligible employees relative to the contribution percentages of highly compensated eligible employees. In order to meet the requirements of the non-discrimination rules, the Plan refunded a portion of the contributions made by highly compensated participants, in accordance with applicable provisions of the IRC. Additionally, the Plan is required to return contributions received from participants during the Plan year in excess of the IRC limits (see Note 1: Description of the Plan for additional information on IRS contribution limitations). These refunds are accrued within excess contributions payable to participants in the Statements of Net Assets Available for Benefits and reduce participant contributions on the Statement of Changes in Net Assets Available for Benefits. The net refund for 2015, paid in March 2016, totaled $1,170 and included approximately $43 of investment loss. The net refund for 2014, paid in March 2015, totaled $1,232 and included approximately $82 of investment earnings.
NOTE 8: RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500
The following is a reconciliation of net assets available for benefits per the financial statements to the amounts reflected in the Form 5500:

	December 31,
	2015	2014
Net assets available for benefits per the financial statements	$2,701,630	$2,826,603
Adjustment from contract value to fair value for fully benefit-responsive stable value fund	—	3,688
Administrative expenses and other payables	972	855
Net assets available for benefits per Form 5500	$2,702,602	$2,831,146
The following is a reconciliation of the total increase (decrease) in net assets available for benefits per the financial statements to the net income (loss) reflected in the Form 5500:

Plan year ended	December 31, 2015
Total decrease in net assets per the financial statements	$(128,077)
Change in the adjustment from contract value to fair value for fully benefit-responsive stable value fund	(3,688)
Administrative expenses and other	116
Total net loss per Form 5500	$(131,649)
The Form 5500 has certain other items within income and expense that are classified differently from the amounts shown in the accompanying financial statements. These classification differences have no impact on net income (loss).

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NORDSTROM 401(k) PLAN
SCHEDULE H, LINE 4(i) — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF DECEMBER 31, 2015
EIN: 91-0515058
Plan #: 001
(Dollars in thousands)

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
*	Nordstrom, Inc.	Common Stock	**	$253,428
	Putnam Stable Value Fund	CCT	**	199,403
	Voya Large Cap Growth	CCT	**	94,634
	William Blair Small-Mid Cap Growth	CCT	**	138,756
	Loomis Sayles Core Plus Fixed Income Trust	CCT	**	87,792
	American Funds Europacific Growth Fund	Mutual Fund	**	180,041
	Dodge & Cox Stock Fund	Mutual Fund	**	169,912
	Neuberger & Berman Genesis Fund	Mutual Fund	**	106,281
	Vanguard Institutional Index Fund	Mutual Fund	**	151,338
	Brokerage Securities	Self-directed Brokerage Securities	**	17,774
	SDB Money Market Fund	Self-directed Brokerage Money Market Fund	**	3,300
	Pending Account	Noninterest-Bearing Cash	**	730
	New England Life Insurance	Life Insurance Policies	**	1,818
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - Variable	**	522
*	Participant Loans	Loan interest rates range from 4.25% to 10.5% with various maturities through December 2035.	—	92,938
* Party-in-interest
** Cost information is not required for participant-directed investments and therefore is not included.

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(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value

Investments held within the Nordstrom Target Retirement Date Funds[1]:

	Dodge & Cox Stock Fund	Mutual Fund	**	$130,546
	Vanguard Institutional Index Fund	Mutual Fund	**	141,113
	Neuberger Berman Genesis Fund/Institutional	Mutual Fund	**	75,054
	American Funds EuroPacific Growth Fund	Mutual Fund	**	159,312
	Aberdeen International Equity Fund	Mutual Fund	**	134,068
	SSGA TIPS Index	CCT	**	25,906
	Putnam Stable Value Fund	CCT	**	23,386
	Loomis Core Plus Fixed Income Trust	CCT	**	113,300
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - Variable	**	7,142
	FHLMC POOL #G3-0315	U.S. Government Securities - due 1/1/2027 - 6.0%	**	242
	FHLMC POOL #G3-0320	U.S. Government Securities - due 7/1/2025 - 6.0%	**	395
	FHLMC POOL #G0-7600	U.S. Government Securities - due 3/1/2042 - 4.5%	**	746
	FHLMC POOL #G1-4667	U.S. Government Securities - due 2/1/2027 - 4.0%	**	468
	FHLMC POOL #H0-1774	U.S. Government Securities - due 9/1/2037 - 6.5%	**	41
	FHLMC POOL #C9-0981	U.S. Government Securities - due 7/1/2026 - 6.5%	**	405
	FHLMC POOL #C9-1013	U.S. Government Securities - due 1/1/2027 - 6.5%	**	251
	FHLMC POOL #1B-5071	U.S. Government Securities - due 5/1/2042 - Variable	**	934
	FHLMC POOL #J1-2899	U.S. Government Securities - due 9/1/2025 - 4.0%	**	463
	FHLMC POOL #1H-2592	U.S. Government Securities - due 1/1/2036 - Variable	**	181
	FHLMC POOL #H0-9197	U.S. Government Securities - due 10/1/2038 - 6.5%	**	36
	FHLMC POOL #H0-9212	U.S. Government Securities - due 5/1/2038 - 5.5%	**	68
	FHLMC POOL #84-9849	U.S. Government Securities - due 10/1/2045 - Variable	**	304
	FHLMC POOL #84-9254	U.S. Government Securities - due 1/1/2042 - Variable	**	778
	FHLMC POOL #84-9327	U.S. Government Securities - due 5/1/2044 - Variable	**	1,338
	FHLMC POOL #84-9505	U.S. Government Securities - due 10/1/2044 - Variable	**	412
	FHLMC POOL #84-9544	U.S. Government Securities - due 12/1/2044 - Variable	**	684
	FHLMC POOL #Q0-3517	U.S. Government Securities - due 9/1/2041 - 4.5%	**	767
	FHLMC POOL #G6-0153	U.S. Government Securities - due 10/1/2044 - 4.5%	**	543
	FHLMC POOL #78-1274	U.S. Government Securities - due 2/1/2034 - Variable	**	216
	FNMA POOL #0256851	U.S. Government Securities - due 8/1/2037 - 7.0%	**	79
	FNMA POOL #0AL2689	U.S. Government Securities - due 2/1/2027 - 4.0%	**	389
	FNMA POOL #0AL1845	U.S. Government Securities - due 6/1/2039 - Variable	**	175
	FNMA POOL #0AL1900	U.S. Government Securities - due 8/1/2026 - 4.5%	**	471
	FNMA POOL #0AL4577	U.S. Government Securities - due 1/1/2034 - 4.5%	**	693
	FNMA POOL #0AL5145	U.S. Government Securities - due 10/1/2033 - 4.0%	**	976
	FNMA POOL #0AL6209	U.S. Government Securities - due 7/1/2021 - 5.049%	**	131
	FNMA POOL #0AL6245	U.S. Government Securities - due 1/1/2045 - Variable	**	852
	FNMA POOL #0AL5749	U.S. Government Securities - due 7/1/2042 - 4.5%	**	666
	FNMA POOL #0AL5957	U.S. Government Securities - due 5/1/2027 - 4.0%	**	847
	FNMA POOL #0AL6132	U.S. Government Securities - due 3/1/2029 - 4.5%	**	623
1 The Plan has thirteen Nordstrom Target Retirement Date Funds, including: Nordstrom Target Retirement Date Income Fund, Nordstrom Target Retirement Date 2000 Fund, Nordstrom Target Retirement Date 2005 Fund, Nordstrom Target Retirement Date 2010 Fund, Nordstrom Target Retirement Date 2015 Fund, Nordstrom Target Retirement Date 2020 Fund, Nordstrom Target Retirement Date 2025 Fund, Nordstrom Target Retirement Date 2030 Fund, Nordstrom Target Retirement Date 2035 Fund, Nordstrom Target Retirement Date 2040 Fund, Nordstrom Target Retirement Date 2045 Fund, Nordstrom Target Retirement Date 2050 Fund and Nordstrom Target Retirement Date 2055 Fund.

14 of 21

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	FNMA POOL #0AL6120	U.S. Government Securities - due 11/1/2044 - Variable	**	$2,157
	FNMA POOL #0AL7205	U.S. Government Securities - due 12/1/2029 - 3.5%	**	917
	FNMA POOL #0AO4105	U.S. Government Securities - due 6/1/2042 - Variable	**	1,749
	FNMA POOL #0AO8469	U.S. Government Securities - due 5/1/2042 - Variable	**	571
	FNMA POOL #0AP7562	U.S. Government Securities - due 9/1/2042 - Variable	**	989
	FNMA POOL #0AW4697	U.S. Government Securities - due 5/1/2044 - Variable	**	561
	FNMA POOL #0AX3721	U.S. Government Securities - due 7/1/2027 - 3.5%	**	838
	FNMA GTD REMIC P/T 13-26 FE	U.S. Government Securities - due 4/25/2043 - Variable	**	1,115
	FNMA GTD REMIC P/T 13-128 CF	U.S. Government Securities - due 12/25/2043 - Variable	**	1,510
	FNMA GTD REMIC P/T 14-M13 ASQ2	U.S. Government Securities - due 11/25/2017 - 1.648%	**	246
	FNMA GTD REMIC P/T 12-46 BA	U.S. Government Securities - due 5/25/2042 - 6.0%	**	923
	FHLMC MULTICLASS CTF 4283 EW	U.S. Government Securities - due 12/15/2043 - Variable	**	491
	FHLMC MULTICLASS MTG 4319 MA	U.S. Government Securities - due 3/15/2044 - Variable	**	773
	FNMA GTD REMIC P/T 01-79 BA	U.S. Government Securities - due 3/25/2045 - 7.0%	**	56
	FNMA GTD REMIC P/T 01-T10 A1	U.S. Government Securities - due 12/25/2041 - 7.0%	**	349
	FNMA GTD REMIC P/T 04-W2 5A	U.S. Government Securities - due 3/25/2044 - 7.5%	**	483
	FHLMC MULTICLASS MTG 2957 VZ	U.S. Government Securities - due 2/15/2035 - 5.0%	**	1,190
	FNMA GTD REMIC P/T 07-50 DZ	U.S. Government Securities - due 6/25/2037 - 5.5%	**	969
	FNMA GTD REMIC P/T 07-W10 2A	U.S. Government Securities - due 8/25/2047 - Variable	**	373
	FNMA POOL #0735503	U.S. Government Securities - due 4/1/2035 - 6.0%	**	209
	FNMA POOL #0735608	U.S. Government Securities - due 3/1/2035 - Variable	**	464
	FNMA POOL #0745329	U.S. Government Securities - due 7/1/2035 - 6.0%	**	326
	FNMA POOL #0884704	U.S. Government Securities - due 6/1/2036 - Variable	**	132
	FNMA POOL #0888367	U.S. Government Securities - due 3/1/2037 - 7.0%	**	703
	FNMA POOL #0888154	U.S. Government Securities - due 11/1/2036 - Variable	**	343
	FNMA POOL #0889634	U.S. Government Securities - due 2/1/2023 - 6.0%	**	390
	FNMA POOL #0889984	U.S. Government Securities - due 10/1/2038 - 6.5%	**	280
	FNMA POOL #0976853	U.S. Government Securities - due 11/1/2029 - 5.5%	**	373
	FNMA POOL #0995487	U.S. Government Securities - due 8/1/2037 - 6.0%	**	395
	FNMA POOL #0AB1763	U.S. Government Securities - due 11/1/2030 - 4.0%	**	192
	FNMA POOL #0AB8086	U.S. Government Securities - due 10/1/2037 - 6.0%	**	100
	FNMA POOL #0MA0232	U.S. Government Securities - due 11/1/2029 - 4.5%	**	907
	FNMA POOL #0AD0121	U.S. Government Securities - due 9/1/2029 - 4.5%	**	666
	FNMA POOL #0AD0130	U.S. Government Securities - due 8/1/2039 - 6.5%	**	72
	FNMA POOL #0AD0217	U.S. Government Securities - due 8/1/2037 - 6.0%	**	370
	FNMA POOL #0AD0218	U.S. Government Securities - due 9/1/2036 - 6.0%	**	385
	FNMA POOL #0AD0198	U.S. Government Securities - due 9/1/2038 - 5.5%	**	175
	FNMA POOL #0AD0964	U.S. Government Securities - due 11/1/2039 - 5.5%	**	795
	SBA GTD PARTN CTFS 2006-20E 1	U.S. Government Securities - due 5/1/2026 - 5.87%	**	311
	SBA GTD PARTN CTFS 2007-20B 1	U.S. Government Securities - due 2/1/2027 - 5.49%	**	369
	SBA GTD PARTN CTFS 2007-20D 1	U.S. Government Securities - due 4/1/2027 - 5.32%	**	205
	U.S. TREASURY NOTE	U.S. Government Securities - due 2/15/2016 - 0.375%	**	3,000
	U.S. TREASURY NOTE	U.S. Government Securities - due 11/15/2016 - 0.625%	**	1,148
	U.S. TREASURY NOTE	U.S. Government Securities - due 5/31/2016 - 0.375%	**	970
	American Express Credit AC 3 A	Corporate Debt - due 4/15/2020 - 1.49%	**	1,100
	BHP Billiton Finance USA 144A	Corporate Debt - due 10/19/2075 - Variable	**	555
	BNSF Railway Co.	Corporate Debt - due 4/1/2024 - 5.996%	**	203
	Bank of America N.A.	Corporate Debt - due 3/15/2017 - 5.3%	**	390

15 of 21

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Burlington Northern Santa Fe LLC	Corporate Debt - due 9/1/2023 - 3.85%	**	$467
	Burlington Northern Santa Fe LLC	Corporate Debt - due 4/1/2024 - 3.75%	**	512
	Burlington Northern Santa Fe LLC	Corporate Debt - due 1/15/2021 - 8.251%	**	550
	CSX Transportation, Inc.	Corporate Debt - due 1/15/2023 - 6.251%	**	244
	CEMEX SAB de CV 144A	Corporate Debt - due 1/11/2025 - 5.7%	**	335
	Chase Issuance Trust A8 A8	Corporate Debt - due 10/15/2018 - 1.01%	**	320
	Chase Issuance Trust A7 A7	Corporate Debt - due 11/15/2019 - 1.38%	**	997
	Chase Issuance Trust A2 A2	Corporate Debt - due 2/18/2020 - 1.59%	**	535
	Comcast Corp.	Corporate Debt - due 5/15/2018 - 5.7%	**	137
	Corp Nacional del Cobre D 144A	Corporate Debt - due 9/16/2025 - 4.5%	**	212
	Federal Express Corp. 1998 Pass	Corporate Debt - due 7/15/2023 - 6.72%	**	107
	Ford Credit Auto Owner Tr A A3	Corporate Debt - due 7/15/2017 - 0.55%	**	48
	GE Capital International 144A	Corporate Debt - due 11/15/2020 - 2.342%	**	537
	General Electric Co.	Corporate Debt - due 9/16/2020 - 4.375%	**	125
	General Electric Co.	Corporate Debt - due 10/17/2021 - 4.65%	**	87
	HSBC Holdings PLC	Corporate Debt - due 5/2/2036 - 6.5%	**	537
	HSBC Holdings PLC	Corporate Debt - due 9/15/2037 - 6.5%	**	660
	HSBC Holdings PLC	Corporate Debt - due 4/5/2021 - 5.1%	**	167
	Petroleos Mexicanos	Corporate Debt - due 1/23/2045 - 6.375%	**	635
	Petroleos Mexicanos 144A	Corporate Debt - due 1/15/2025 - 4.25%	**	219
	Petroleos Mexicanos 144A	Corporate Debt - due 1/23/2046 - 5.625%	**	268
	Union Pacific Railroad Co. 1998	Corporate Debt - due 2/23/2019 - 6.7%	**	38
	Union Pacific Railroad Co. 2006	Corporate Debt - due 7/2/2030 - 5.866%	**	1,234
	Verizon Communications, Inc.	Corporate Debt - due 1/15/2036 - 4.272%	**	1,226
	Wells Fargo & Co.	Corporate Debt - due 7/22/2027 - 4.3%	**	613
	Time Warner, Inc.	Corporate Debt - due 5/1/2032 - 7.7%	**	1,498
	AT&T Corp.	Corporate Debt - due 11/15/2031 - Variable	**	234
	AT&T, Inc.	Corporate Debt - due 2/15/2039 - 6.55%	**	506
	AT&T, Inc.	Corporate Debt - due 5/15/2025 - 3.4%	**	168
	AT&T, Inc.	Corporate Debt - due 5/15/2046 - 4.75%	**	160
	AT&T, Inc.	Corporate Debt - due 9/1/2040 - 5.35%	**	272
	Actavis Funding SCS	Corporate Debt - due 3/12/2020 - 3.0%	**	475
	Actavis Funding SCS	Corporate Debt - due 3/15/2022 - 3.45%	**	350
	Actavis Funding SCS	Corporate Debt - due 3/15/2025 - 3.8%	**	348
	BAC Capital Trust XI	Corporate Debt - due 5/23/2036 - 6.625%	**	1,037
	Bank One Capital III	Corporate Debt - due 9/1/2030 - 8.75%	**	644
	BNP Paribas S.A.	Corporate Debt - due 10/15/2024 - 4.25%	**	817
	BNP Paribas S.A. 144A	Corporate Debt - due 9/28/2025 - 4.375%	**	343
	Bank of America Corp.	Corporate Debt - due 6/1/2019 - 7.625%	**	290
	Bank of America Corp.	Corporate Debt - due 7/1/2020 - 5.625%	**	361
	Bank of America Corp.	Corporate Debt - due 8/26/2024 - 4.2%	**	198
	Barclays PLC	Corporate Debt - due 9/11/2024 - 4.375%	**	538
	Becton Dickinson and Co.	Corporate Debt - due 12/15/2024 - 3.734%	**	151
	Boston Properties LP	Corporate Debt - due 10/15/2019 - 5.875%	**	333
	Boston Properties LP	Corporate Debt - due 5/15/2021 - 4.125%	**	131
	Boston Properties LP	Corporate Debt - due 2/1/2023 - 3.85%	**	408
	Boston Properties LP	Corporate Debt - due 9/1/2023 - 3.125%	**	268
	Boston Scientific Corp.	Corporate Debt - due 1/15/2020 - 6.0%	**	305

16 of 21

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	CEMEX Finance LLC 144A	Corporate Debt - due 4/1/2024 - 6.0%	**	$750
	CIGNA Corp.	Corporate Debt - due 5/15/2027 - 7.875%	**	310
	CIGNA Corp.	Corporate Debt - due 11/15/2036 - 6.15%	**	370
	CIGNA Corp.	Corporate Debt - due 6/15/2020 - 5.125%	**	82
	CIGNA Corp.	Corporate Debt - due 2/15/2022 - 4.0%	**	155
	CRH America Inc. 144A	Corporate Debt - due 6/30/2023 - 3.875%	**	571
	Capital One Financial Corp.	Corporate Debt - due 6/15/2023 - 3.5%	**	696
	Capital One Financial Corp.	Corporate Debt - due 2/5/2025 - 3.2%	**	604
	Capital One Financial Corp.	Corporate Debt - due 10/29/2025 - 4.2%	**	173
	CEMEX SAB de CV 144A	Corporate Debt - due 12/10/2019 - 6.5%	**	458
	CEMEX SAB de CV 144A	Corporate Debt - due 5/5/2025 - 6.125%	**	171
	CCO Safari II LLC 144A	Corporate Debt - due 7/23/2025 - 4.908%	**	300
	CCO Safari II LLC 144A	Corporate Debt - due 10/23/2045 - 6.484%	**	225
	Citigroup, Inc.	Corporate Debt - due 5/15/2018 - Variable	**	508
	Citigroup, Inc.	Corporate Debt - due 5/15/2023 - 3.5%	**	98
	Cox Communications, Inc. 144A	Corporate Debt - due 12/15/2022 - 3.25%	**	545
	Cox Communications, Inc. 144A	Corporate Debt - due 6/30/2023 - 2.95%	**	330
	Cox Communications, Inc. 144A	Corporate Debt - due 2/1/2025 - 3.85%	**	985
	Dillard's, Inc.	Corporate Debt - due 5/15/2027 - 7.75%	**	494
	Dillard's, Inc.	Corporate Debt - due 1/15/2018 - 6.625%	**	270
	Dominion Resources, Inc.	Corporate Debt - due 10/1/2054 - Variable	**	490
	The Dow Chemical Co.	Corporate Debt - due 11/1/2029 - 7.375%	**	216
	The Dow Chemical Co.	Corporate Debt - due 5/15/2019 - 8.55%	**	933
	The Dow Chemical Co.	Corporate Debt - due 5/15/2039 - 9.4%	**	359
	ERP Operating LP	Corporate Debt - due 4/15/2023 - 3.0%	**	785
	Enel Finance International 1144A	Corporate Debt - due 9/15/2037 - 6.8%	**	519
	Enel Finance International 1144A	Corporate Debt - due 10/7/2039 - 6.0%	**	252
	Export-Import Bank of Korea	Corporate Debt - due 1/11/2017 - 4.0%	**	204
	Ford Credit Auto Owner 1 A 144A	Corporate Debt - due 7/15/2026 - 2.12%	**	573
	Ford Motor Credit Co. LLC	Corporate Debt - due 1/15/2020 - 8.125%	**	236
	Ford Motor Credit Co. LLC	Corporate Debt - due 2/1/2021 - 5.75%	**	359
	Ford Motor Credit Co. LLC	Corporate Debt - due 8/2/2021 - 5.875%	**	558
	Ford Motor Credit Co. LLC	Corporate Debt - due 8/6/2023 - 4.375%	**	308
	Health Net, Inc.	Corporate Debt - due 6/1/2017 - 6.375%	**	416
	Hewlett Packard Enterprise 144A	Corporate Debt - due 10/15/2020 - 3.6%	**	1,178
	Imperial Tobacco Finance 144A	Corporate Debt - due 7/21/2022 - 3.75%	**	602
	Imperial Tobacco Finance 144A	Corporate Debt - due 7/21/2025 - 4.25%	**	913
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2039 - 6.5%	**	206
	Kinder Morgan Energy Partners	Corporate Debt - due 8/15/2042 - 5.0%	**	719
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2023 - 3.5%	**	518
	Kinder Morgan Energy Partners	Corporate Debt - due 2/1/2024 - 4.15%	**	173
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2044 - 5.4%	**	283
	Kinder Morgan, Inc.	Corporate Debt - due 6/1/2025 - 4.3%	**	173
	Lafarge S.A.	Corporate Debt - due 7/15/2016 - 6.5%	**	564
	Lloyds Banking Group PLC	Corporate Debt - due 11/4/2024 - 4.5%	**	584
	Macy's Retail Holdings, Inc.	Corporate Debt - due 12/15/2034 - 4.5%	**	125
	Macy's Retail Holdings, Inc.	Corporate Debt - due 9/15/2028 - 6.7%	**	1,184
	Macy's Retail Holdings, Inc.	Corporate Debt - due 7/15/2024 - 6.65%	**	282

17 of 21

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Myriad International Holdings 144A	Corporate Debt - due 7/18/2020 - 6.0%	**	$585
	Myriad International Holdings 144A	Corporate Debt - due 7/21/2025 - 5.5%	**	577
*	Nordstrom, Inc.	Corporate Debt - due 3/15/2028 - 6.95%	**	326
	Petroleos Mexicanos	Corporate Debt - due 6/15/2035 - 6.625%	**	179
	Petroleos Mexicanos	Corporate Debt - due 1/18/2024 - 4.875%	**	233
	Petrobras Global Finance B.V.	Corporate Debt - due 1/27/2021 - 5.375%	**	224
	Petrobras Global Finance B.V.	Corporate Debt - due 5/20/2023 - 4.375%	**	149
	Petrobras Global Finance B.V.	Corporate Debt - due 3/17/2024 - 6.25%	**	269
	Provident Cos., Inc.	Corporate Debt - due 3/15/2028 - 7.25%	**	349
	RELX Capital, Inc.	Corporate Debt - due 1/15/2019 - 8.625%	**	146
	RELX Capital, Inc.	Corporate Debt - due 10/15/2022 - 3.125%	**	550
	Rio Oil Finance Trust 144A	Corporate Debt - due 7/6/2024 - Variable	**	1,258
	Rio Oil Finance Trust 144A	Corporate Debt - due 1/6/2027 - Variable	**	772
	Royal Bank of Scotland Group PLC	Corporate Debt - due 12/19/2023 - 6.0%	**	323
	Royal Bank of Scotland Group PLC	Corporate Debt - due 12/15/2022 - 6.125%	**	1,089
	Navient Corp.	Corporate Debt - due 6/15/2018 - 8.45%	**	447
	Navient Corp.	Corporate Debt - due 1/25/2016 - 6.25%	**	150
	Navient Corp.	Corporate Debt - due 1/25/2017 - 6.0%	**	513
	Sprint Communications, Inc.	Corporate Debt - due 12/1/2016 - 6.0%	**	823
	Telecom Italia Capital S.A.	Corporate Debt - due 6/18/2019 - 7.175%	**	551
	Teck Resources LTD	Corporate Debt - due 2/1/2043 - 5.4%	**	179
	Telecom Italia Capital S.A.	Corporate Debt - due 7/18/2036 - 7.2%	**	126
	Telecom Italia Capital S.A.	Corporate Debt - due 6/4/2018 - 6.999%	**	648
	Telecom Italia Capital S.A.	Corporate Debt - due 6/4/2038 - 7.721%	**	287
	Telecom Italia SPA 144A	Corporate Debt - due 5/30/2024 - 5.303%	**	272
	Time Warner Cable, Inc.	Corporate Debt - due 7/1/2038 - 7.3%	**	352
	Time Warner Cable, Inc.	Corporate Debt - due 2/14/2019 - 8.75%	**	348
	Time Warner Cable, Inc.	Corporate Debt - due 4/1/2019 - 8.25%	**	833
	Time Warner Cable, Inc.	Corporate Debt - due 2/1/2020 - 5.0%	**	159
	Time Warner Cable, Inc.	Corporate Debt - due 9/1/2021 - 4.0%	**	227
	TransCanada Trust	Corporate Debt - due 5/20/2075 - Variable	**	532
	21st Century Fox America, Inc.	Corporate Debt - due 12/15/2035 - 6.4%	**	86
	21st Century Fox America, Inc.	Corporate Debt - due 3/1/2037 - 6.15%	**	111
	21st Century Fox America, Inc.	Corporate Debt - due 11/15/2037 - 6.65%	**	319
	Verizon Communications, Inc.	Corporate Debt - due 9/15/2043 - 6.55%	**	148
	Verizon Communications, Inc.	Corporate Debt - due 3/15/2024 - 4.15%	**	385
	Vulcan Materials Co.	Corporate Debt - due 6/15/2021 - 7.5%	**	728
	Anthem, Inc.	Corporate Debt - due 2/15/2019 - 7.0%	**	730
	Xerox Corp.	Corporate Debt - due 5/15/2021 - 4.5%	**	454
	Zoetis, Inc.	Corporate Debt - due 11/13/2020 - 3.45%	**	175
	Zoetis, Inc.	Corporate Debt - due 11/13/2025 - 4.5%	**	355
	California State	Municipal Debt - due 4/1/2034 - 7.5%	**	474
	California State	Municipal Debt - due 10/1/2039 - 7.3%	**	630
	California State	Municipal Debt - due 3/1/2040 - 7.625%	**	291
	Illinois State	Municipal Debt - due 6/1/2033 - 5.1%	**	284
	Illinois State	Municipal Debt - due 3/1/2017 - 5.365%	**	1,322
	Illinois State	Municipal Debt - due 3/1/2018 - 5.665%	**	371
	Los Angeles CA Unif Sch Dist	Municipal Debt - due 7/1/2034 - 6.758%	**	560

18 of 21

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	New Jersey St Turnpike Auth	Municipal Debt - due 1/1/2041 - 7.102%	**	$825
	Citigroup Capital XIII	Preferred Stock - 6.986%	**	1,068
	Allergan PLC	Common Stock	**	2,022
	Ingersoll-Rand PLC	Common Stock	**	1,912
	NXP Semiconductor N.V.	Common Stock	**	1,331
	Avago Technologies LTD	Common Stock	**	2,405
	AMC Networks, Inc.	Common Stock	**	939
	Adobe Systems, Inc.	Common Stock	**	3,058
	Alphabet, Inc.	Common Stock	**	7,413
	Amazon.com, Inc.	Common Stock	**	6,318
	Ametek, Inc.	Common Stock	**	1,652
	Amgen, Inc.	Common Stock	**	2,899
	Apple, Inc.	Common Stock	**	9,099
	Biogen, Inc.	Common Stock	**	2,097
	BlackRock, Inc.	Common Stock	**	2,005
	Bristol-Myers Squibb Co.	Common Stock	**	3,088
	CVS Health Corp.	Common Stock	**	3,033
	Celgene Corp.	Common Stock	**	2,120
	Chipotle Mexican Grill, Inc.	Common Stock	**	1,008
	Church & Dwight Co, Inc.	Common Stock	**	1,665
	Coca-Cola Enterprises, Inc.	Common Stock	**	2,111
	Cognizant Technology Solutions	Common Stock	**	2,232
	Comcast Corp.	Common Stock	**	3,332
	Costco Wholesale Corp.	Common Stock	**	2,297
	Crown Holdings, Inc.	Common Stock	**	1,699
	Danaher Corp.	Common Stock	**	2,783
	Delta Air Lines, Inc.	Common Stock	**	2,754
	Dish Network Corp.	Common Stock	**	1,792
	Dollar General Corp.	Common Stock	**	2,278
	Eastman Chemical Co.	Common Stock	**	1,815
	Edwards Lifesciences Corp.	Common Stock	**	2,050
	Electronic Arts, Inc.	Common Stock	**	1,643
	Facebook, Inc.	Common Stock	**	2,667
	Gilead Sciences, Inc.	Common Stock	**	1,908
	Halliburton Co.	Common Stock	**	1,410
	The Home Depot, Inc.	Common Stock	**	5,547
	Intercontinental Exchange, Inc.	Common Stock	**	2,333
	Jarden Corp.	Common Stock	**	3,114
	McDonald's Corp.	Common Stock	**	3,892
	McKesson Corp.	Common Stock	**	2,278
	Merck & Co., Inc.	Common Stock	**	1,985
	Microsoft Corp.	Common Stock	**	4,091
	Monster Beverage Corp.	Common Stock	**	1,743
	Moody's Corp.	Common Stock	**	1,793
	Nike, Inc.	Common Stock	**	3,646
	Northrop Grumman Corp.	Common Stock	**	1,728
	Packaging Corporation of America	Common Stock	**	1,311
	PepsiCo, Inc.	Common Stock	**	4,137

19 of 21

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Red Hat, Inc.	Common Stock	**	$1,674
	Roper Industries, Inc.	Common Stock	**	1,918
	Ross Stores, Inc.	Common Stock	**	1,781
	Salesforce.com, Inc.	Common Stock	**	750
	Shire PLC (ADR)	Common Stock	**	1,744
	Stanley Black & Decker, Inc.	Common Stock	**	1,480
	Starbucks Corp.	Common Stock	**	1,445
	TD Ameritrade Holding Corp.	Common Stock	**	1,815
	Textron, Inc.	Common Stock	**	1,353
	UnitedHealth Group, Inc.	Common Stock	**	2,777
	Visa, Inc.	Common Stock	**	4,732
	Lazard LTD	Common Stock	**	1,121
	OM Asset Management PLC	Common Stock	**	642
	Abiomed, Inc.	Common Stock	**	920
	Affiliated Managers Group, Inc.	Common Stock	**	1,570
	Align Technology, Inc.	Common Stock	**	1,412
	Ansys, Inc.	Common Stock	**	1,463
	Ball Corp.	Common Stock	**	701
	Booz Allen Hamilton Holding Co.	Common Stock	**	1,448
	Brunswick Corp.	Common Stock	**	751
	CBOE Holdings, Inc.	Common Stock	**	1,618
	CEB, Inc.	Common Stock	**	1,112
	Cambrex Corp.	Common Stock	**	1,156
	Carrizo Oil & Gas, Inc.	Common Stock	**	460
	Celanese Corp.	Common Stock	**	1,390
	Centene Corp.	Common Stock	**	829
	Choice Hotels International, Inc.	Common Stock	**	1,164
	Colliers International Group Inc.	Common Stock	**	902
	CoStar Group, Inc.	Common Stock	**	1,533
	Cvent, Inc.	Common Stock	**	1,019
	Diamondback Energy, Inc.	Common Stock	**	797
	Drew Industries, Inc.	Common Stock	**	987
	Encore Capital Group, Inc.	Common Stock	**	758
	Exact Sciences Corp.	Common Stock	**	665
	ExamWorks Group, Inc.	Common Stock	**	523
	Factset Research Systems, Inc.	Common Stock	**	1,006
	First Cash Financial Services	Common Stock	**	714
	FirstService Corp.	Common Stock	**	1,528
	Gartner, Inc.	Common Stock	**	1,374
	Guidewire Software, Inc.	Common Stock	**	2,182
	Healthcare Services Group, Inc.	Common Stock	**	981
	HealthSouth Corp.	Common Stock	**	1,387
	Hexcel Corp.	Common Stock	**	1,082
	Huron Consulting Group, Inc.	Common Stock	**	830
	IDEXX Laboratories, Inc.	Common Stock	**	987
	International Flavors & Fragrance	Common Stock	**	1,516
	Jones Lang LaSalle, Inc.	Common Stock	**	1,167
	J2 Global, Inc.	Common Stock	**	1,818

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(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Ligand Pharmaceuticals, Inc.	Common Stock	**	$1,691
	ManpowerGroup, Inc.	Common Stock	**	1,048
	Maximus, Inc.	Common Stock	**	1,209
	Medivation, Inc.	Common Stock	**	931
	Mednax, Inc.	Common Stock	**	1,679
	Mettler-Toledo International Inc.	Common Stock	**	1,715
	The Middleby Corp.	Common Stock	**	1,106
	Neustar, Inc.	Common Stock	**	1,250
	Nu Skin Enterprises, Inc.	Common Stock	**	948
	Old Dominion Freight Line, Inc.	Common Stock	**	1,527
	Pandora Media, Inc.	Common Stock	**	519
	Polaris Industries, Inc.	Common Stock	**	988
	Quintiles Transnational Holdings	Common Stock	**	1,347
	SBA Communications Corp.	Common Stock	**	1,433
	Sally Beauty Holdings, Inc.	Common Stock	**	1,002
	Servicemaster Global Holdings	Common Stock	**	989
	Signature Bank	Common Stock	**	1,276
	Sirona Dental Systems, Inc.	Common Stock	**	1,362
	Six Flags Entertainment Corp.	Common Stock	**	1,896
	Stericycle, Inc.	Common Stock	**	801
	The Toro Co.	Common Stock	**	914
	Towers Watson & Co.	Common Stock	**	391
	Tractor Supply Co.	Common Stock	**	1,029
	Transdigm Group, Inc.	Common Stock	**	996
	2U, Inc.	Common Stock	**	847
	Tyler Technologies, Inc.	Common Stock	**	1,295
	Ulta Salon Cosmetics & Fragrance	Common Stock	**	1,456
	Vantiv, Inc.	Common Stock	**	1,426
	Virtu Financial, Inc.	Common Stock	**	620
	WD-40 Co.	Common Stock	**	1,086
	WNS (Holdings) Limited	Common Stock	**	787
	Williams-Sonoma, Inc.	Common Stock	**	673

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